UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

DEMANDWARE, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of New Director and Other Changes to the Board of Directors

On July 31, 2014, Demandware, Inc. (the “Corporation”) elected Jeffrey G. Barnett as a director of the Corporation to hold office until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Barnett has served as the Corporation’s Executive Vice President and Chief Operating Officer since January 2013 and previously served as the Corporation’s Executive Vice President, Field Operations from November 2005 until December 2012. Prior to joining the Corporation, Mr. Barnett served as Vice President of Sales for Europe, Middle East and Africa of Siebel Systems, Inc., a software company. Prior to joining Siebel, Mr. Barnett served as Managing Director, International Operations and as Vice President, International Sales and Marketing of eDocs, Inc., an online billing and customer service software company. Before joining eDocs, Mr. Barnett held leadership positions at Kenan Systems Corporation, a billing and customer care software company, and at TRW, Inc. Since September 2012, Mr. Barnett has served on the board of directors of Apperian, Inc., a mobile application platform provider, and since March 2013, Mr. Barnett has served on the board of directors of Paydiant, Inc., a cloud-based payment solutions provider. Mr. Barnett holds a B.S. in computer information systems from Colorado State University and an M.B.A. from the MIT Sloan School of Management.

Mr. Barnett is not related to any of the Corporation’s directors or executive officers.  There are no related person transactions between the Corporation, on the one hand, and Mr. Barnett or his immediate family members, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Mr. Barnett will continue to serve as the Corporation’s Executive Vice President and Chief Operating Officer pursuant to a letter agreement dated September 15, 2011 (filed as Exhibit 10.16 to the Corporation’s Form S-1 (File No. 333-17595) and incorporated herein by reference).  Mr. Barnett will not receive any additional compensation for his service as a director.

In addition, on July 31, 2014, the Board of Directors of the Corporation elected Thomas D. Ebling as Chairman of the Board of Directors and Leonard Schlesinger as Lead Independent Director.  Mr. Ebling will succeed Stephan Schambach, Demandware’s founder, who will remain on the Board of Directors of the Corporation and transition to the role of Chairman of the Board of Directors Emeritus.

Item 7.01. Regulation FD Disclosure.

The full text of the Corporation’s press release issued in connection with the announcement of Mr. Barnett’s  election as a director is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1 Press Release dated August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date:	August 5, 2014	By:	/s/ Thomas D. Ebling
Thomas D. Ebling
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 5, 2014